QuantRx Biomedical Corporation Announces Entry into a Material Agreement

AMBLER, PA, March 16, 2006 -- QuantRx Biomedical Corporation (OTC: QTXB), a developer and marketer of diagnostic products, with a strong intellectual property portfolio, announced the completion of a material agreement with FluoroPharma, Inc., the leader in the discovery, development, and commercialization of innovative molecular imaging agents for the Positron Emission Tomography (PET) market. FluoroPharma’s current focus is the development of novel cardiovascular imaging agents that allow for the efficient detection and assessment of acute and chronic forms of Coronary Artery Disease .

PET is emerging as a preferred method for diagnosing Coronary Artery Disease because of the ability of its molecular imaging agents to examine metabolism. PET scanners are capable of detecting areas of molecular biology detail (even prior to anatomic change) via the use of radiolabelled molecular probes that have different rates of uptake depending on the type of tissue involved. The changing of regional blood flow in various anatomic structures can be visualized and relatively quantified with a PET scan. The technology being developed by FluoroPharma has shown diagnostic sensitivity and specificity at 97% - a higher level than other diagnostic imaging systems have been able to achieve. This offers significant improvement over current options for the 5.5 million cardiovascular imaging procedures performed annually in the U.S. The molecular imaging market is estimated to be $1.3 billion dollars in North America.

Pursuant to this agreement QuantRx acquired 27.4% of FluoroPharma. QuantRx plans to increase its interest in FluoroPharma by an additional 13.1% for a total of 40.5% with the exercise of options granted to QuantRx by FluoroPharma and the purchase of approximately 300,000 shares from the current officers of FluoroPharma. Under the investment agreement QuantRx may in the future acquire at its option and sole discretion a majority interest in FluoroPharma through a series of staged investments upon the achievement by FluoroPharma of certain milestones with respect to the successful completion of Phase I and II clinical trials for certain compounds being developed. Greenberg Traurig, LLP acted as legal advisor to QuantRx Biomedical Corporation in connection with this transaction.

Walter Witoshkin, President and Chief Executive Officer, stated, "The addition of FluoroPharma to QuantRx greatly enhances our ability to achieve our goal of being a global leader in the discovery, development and commercialization of innovative products for the worldwide diagnostic markets. Our emerging technological leadership position in the worldwide diagnostics markets via our Rapid-Sense® lateral flow Point-of-Care (POC) products will be greatly enhanced with the addition of FluoroPharmas’ intellectual properties. QuantRx is now poised to introduce breakthrough technologies into the diagnostic imaging marketplace, to compliment our Point of Care markets.”

This announcement does not constitute an offer to sell or a solicitation of an offer to buy securities of QuantRx Biomedical Corporation. These securities have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States or any state thereof absent registration under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About QuantRx Biomedical Corporation

QuantRx Biomedical Corporation is a medical technology company with leading edge products targeting worldwide health needs. QuantRx Biomedical Corporation has developed a broad spectrum of intellectual property targeted to its three proprietary business lines: the patented inSync(R) miniform Interlabial Pad (ILP), Rapid-Sense(R) technology, and the FluoroPharma Diagnostic Imaging System. QuantRx Biomedical Corporation plans to license and market products via established distribution networks, initially targeting inSync(R) in the hemorrhoid pain and discomfort relief market. The Company's patented point-of-care Rapid-Sense(R) technology has been selectively licensed and is envisioned to support a strong point-of-care testing original equipment manufacturer business. The Company's patented PadKit(R), which utilizes an inSync(R) pad as a non-invasive sample collection device is planned for use in screening for certain cancers and other diseases. QuantRx Biomedical Corporation holds U.S. and foreign patents that grant it sole rights to all of its technology.

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" or statements which may be deemed or construed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect," "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause QuantRx Biomedical Corporation's actual results, performance (finance or operating) or achievements to differ materially from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements.

Contact:

Walter Witoshkin

President

(215) 540 2318